EXHIBIT 99.1

CONTACT:	JOSEPH MACNOW
(212) 894-7000

888 Seventh Avenue New York, NY 10019
FOR IMMEDIATE RELEASE - April 30, 2018

Vornado Announces First Quarter 2018 Financial Results

NEW YORK.......VORNADO REALTY TRUST (NYSE: VNO) reported today:

Quarter Ended March 31, 2018 Financial Results

NET LOSS attributable to common shareholders for the quarter ended March 31, 2018 was $17.8 million, or $0.09 per diluted share compared to net income attributable to common shareholders of $47.8 million, or $0.25 per diluted share, for the prior year's quarter. Adjusting net (loss) income attributable to common shareholders for the items listed in the table below, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarters ended March 31, 2018 and 2017 was $56.4 million and $46.9 million, or $0.30 and $0.25 per diluted share, respectively.

The following table reconciles our net (loss) income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2018	2017
Net (loss) income attributable to common shareholders	$(17,841)	$47,752
Per diluted share	$(0.09)	$0.25

Certain expense (income) items that impact net (loss) income attributable to common shareholders:
Decrease in fair value of marketable securities resulting from a new GAAP accounting standard effective January 1, 2018	$34,660	$—
Our share of potential additional New York City transfer taxes based on a Tax Tribunal interpretation which Vornado is appealing	23,503	—
Preferred share issuance costs	14,486	—
666 Fifth Avenue Office Condominium (49.5% interest)	3,492	10,197
Our share of real estate fund investments (excluding our $4,252 share of One Park Avenue potential additional transfer taxes and reduction in carried interest)	(814)	3,235
Loss (income) from discontinued operations (primarily related to JBG SMITH Properties operating results and transaction costs through July 17, 2017 spin-off)	363	(15,318)
Other	3,420	949
	79,110	(937)
Noncontrolling interests' share of above adjustments	(4,881)	58
Total of certain expense (income) items that impact net (loss) income attributable to common shareholders	$74,229	$(879)

Net income attributable to common shareholders, as adjusted (non-GAAP)	$56,388	$46,873
Per diluted share (non-GAAP)	$0.30	$0.25

FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended March 31, 2018 was $102.5 million, or $0.54 per diluted share, compared to $205.7 million, or $1.08 per diluted share, for the prior year's quarter.  Adjusting FFO attributable to common shareholders plus assumed conversions for the items listed in the table below, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarters ended March 31, 2018 and 2017 was $173.8 million and $160.1 million, or $0.91 and $0.84 per diluted share, respectively.

The following table reconciles our FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO, as adjusted attributable to common shareholders plus assumed conversions (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2018	2017
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$102,479	$205,729
Per diluted share (non-GAAP)	$0.54	$1.08

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Decrease in fair value of marketable securities resulting from a new GAAP accounting standard effective January 1, 2018	$34,660	$—
Our share of potential additional New York City transfer taxes based on a Tax Tribunal interpretation which Vornado is appealing	23,503	—
Preferred share issuance costs	14,486	—
Our share of real estate fund investments (excluding our $4,252 share of One Park Avenue potential additional transfer taxes and reduction in carried interest)	(814)	3,235
FFO from discontinued operations (primarily related to JBG SMITH Properties operating results and transaction costs through July 17, 2017 spin-off)	363	(48,093)
666 Fifth Avenue Office Condominium (49.5% interest)	137	(3,553)
Other	3,721	(249)
	76,056	(48,660)
Noncontrolling interests' share of above adjustments	(4,693)	3,036
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions	$71,363	$(45,624)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$173,842	$160,105
Per diluted share (non-GAAP)	$0.91	$0.84
____________________________________________________________

(1)
See page 9 for a reconciliation of our net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2018 and 2017.

Acquisition Activity

On February 9, 2018, we acquired 537 West 26th Street, a 14,000 square foot commercial property adjacent to our 260 Eleventh Avenue office property and 55,000 square feet of additional zoning air rights, for $44,000,000.

Disposition Activity

On January 17, 2018, Vornado Capital Partners Real Estate Fund (the "Fund") completed the sale of the retail condominium at 11 East 68th Street, a property located on Madison Avenue and 68th Street, for $82,000,000. From the inception of this investment through its disposition, the Fund realized a $46,259,000 net gain.

Financing Activities

On January 4 and 11, 2018, we redeemed all of the outstanding 6.625% Series G and Series I cumulative redeemable preferred shares at their redemption price of $25.00 per share, or $470,000,000 in the aggregate, plus accrued and unpaid dividends through the date of redemption, and expensed $14,486,000 of previously capitalized issuance costs.

On January 5, 2018, we completed a $100,000,000 refinancing of 33-00 Northern Boulevard (Center Building), a 471,000 square foot office building in Long Island City, New York. The seven-year loan is at LIBOR plus 1.80%, which was swapped to a fixed rate of 4.14%. We realized net proceeds of approximately $37,200,000 after repayment of the existing 4.43% $59,800,000 mortgage and closing costs.

First Quarter Leasing Activity:

•
424,000 square feet of New York Office space (359,000 square feet at share) at an initial rent of $82.07 per square foot and a weighted average term of 10.5 years.  The GAAP and cash mark-to-markets on the 285,000 square feet of second generation space were positive 62.5% and 50.3%, respectively. Excluding a 77,000 square foot lease at 770 Broadway, the GAAP and cash mark-to-markets were positive 20.2% and 12.5%, respectively. Tenant improvements and leasing commissions were $9.33 per square foot per annum, or 11.4% of initial rent.

•
77,000 square feet of New York Retail space (all at share and all second generation) at an initial rent of $212.03 per square foot and a weighted average term of 4.5 years.  The GAAP and cash mark-to-markets were negative 12.3% and 20.1%, respectively. Excluding a 43,000 square foot lease at 435 Seventh Avenue, the GAAP and cash mark-to-markets were positive 19.2% and 4.9%, respectively. Tenant improvements and leasing commissions were $14.06 per square foot per annum, or 6.6% of initial rent.

•
119,000 square feet at theMART (all at share) at an initial rent of $50.39 per square foot and a weighted average term of 5.7 years.  The GAAP and cash mark-to-markets on the 113,000 square feet of second generation space were positive 36.6% and 28.0%, respectively. Tenant improvements and leasing commissions were $4.19 per square foot per annum, or 8.3% of initial rent.

•
89,000 square feet at 555 California Street (62,000 square feet at share) at an initial rent of $85.89 per square foot and a weighted average term of 7.1 years.  The GAAP and cash mark-to-markets on the 30,000 square feet of second generation space were positive 39.3% and 17.0%, respectively. Tenant improvements and leasing commissions were $11.64 per square foot per annum, or 13.6% of initial rent.

Same Store Net Operating Income ("NOI"):

The percentage increase (decrease) in same store NOI and same store NOI - cash basis of our New York segment, theMART and 555 California Street are summarized below.

	New York		theMART		555 California Street
Same store NOI at share % increase (decrease):
Three months ended March 31, 2018 compared to March 31, 2017	4.0%	(1)	3.4%		12.3%
Three months ended March 31, 2018 compared to December 31, 2017	(5.6)%	(1)	10.7%	(2)	12.6%

Same store NOI at share - cash basis % increase (decrease):
Three months ended March 31, 2018 compared to March 31, 2017	5.6%	(1)	10.0%		13.3%
Three months ended March 31, 2018 compared to December 31, 2017	(4.5)%	(1)	10.9%	(2)	7.6%
____________________

		Increase (Decrease)
(1)	Excluding Hotel Pennsylvania - same store NOI at share % increase (decrease):
	Three months ended March 31, 2018 compared to March 31, 2017	3.7%
	Three months ended March 31, 2018 compared to December 31, 2017	(2.2)%

	Excluding Hotel Pennsylvania - same store NOI at share - cash basis % increase (decrease):
	Three months ended March 31, 2018 compared to March 31, 2017	5.3%
	Three months ended March 31, 2018 compared to December 31, 2017	(0.8)%
(2) Excluding tradeshows seasonality, same store NOI at share and same store NOI at share - cash basis decreased by 0.7% and 0.5%, respectively.

NOI:

The elements of our New York and Other NOI for the three months ended March 31, 2018, March 31, 2017 and December 31, 2017 are summarized below.

	For the Three Months Ended
(Amounts in thousands)	March 31,		December 31, 2017
	2018	2017
New York:
Office	$187,156	$174,724	$189,481
Retail	87,909	89,048	90,853
Residential	6,141	6,278	5,920
Alexander's	11,575	11,743	11,656
Hotel Pennsylvania	(4,185)	(4,638)	6,318
Total New York	288,596	277,155	304,228

Other:
theMART	26,875	25,889	24,249
555 California Street	13,511	12,034	12,003
Other investments	20,054	22,080	23,377
Total Other	60,440	60,003	59,629

NOI at share	$349,036	$337,158	$363,857

NOI - Cash Basis:

The elements of our New York and Other NOI - cash basis for the three months ended March 31, 2018, March 31, 2017 and December 31, 2017 are summarized below.

	For the Three Months Ended
(Amounts in thousands)	March 31,		December 31, 2017
	2018	2017
New York:
Office	$178,199	$166,339	$175,787
Retail	79,589	79,419	83,320
Residential	5,599	5,542	5,325
Alexander's	12,039	12,088	12,004
Hotel Pennsylvania	(4,153)	(4,605)	6,351
Total New York	271,273	258,783	282,787

Other:
theMART	27,079	24,532	24,396
555 California Street	12,826	11,325	11,916
Other investments	19,910	22,037	23,179
Total Other	59,815	57,894	59,491

NOI at share - cash basis	$331,088	$316,677	$342,278

Development/Redevelopment as of March 31, 2018

(in thousands, except square feet)
			(At Share)						Full Quarter Stabilized Operations
		Property Rentable Sq. Ft.	Excluding Land Costs					Initial Occupancy
Current Projects:	Segment		Incremental Budget	Amount Expended		% Complete	Start
220 Central Park South - residential condominiums	Other	397,000	$1,400,000	$970,000	(1)	69.3%	Q3 2012	N/A	N/A
Moynihan Office Building - (50.1% interest)(2)	New York	850,000	400,000	30,375		7.6%	Q2 2017	Q3 2020	Q2 2022
One Penn Plaza - renovation(3)	New York	2,530,000	200,000	2,460		1.2%	Q4 2018	N/A	N/A
61 Ninth Avenue - office/retail (45.1% interest)(4)	New York	170,000	69,000	51,826		75.1%	Q1 2016	Q2 2018	Q2 2019
512 West 22nd Street - office/retail (55.0% interest)	New York	173,000	72,000	44,521	(5)	61.8%	Q4 2015	Q3 2018	Q1 2020
345 Montgomery Street (555 California Street) (70.0% interest)	Other	64,000	32,000	3,157	(6)	9.9%	Q1 2018	Q3 2019	Q3 2020
606 Broadway - office/retail (50.0% interest)	New York	34,000	30,000	19,195	(7)	64.0%	Q2 2016	Q4 2018	Q2 2020
825 Seventh Avenue - office (50.0% interest)	New York	165,000	15,000	1,103		7.4%	Q2 2018	Q1 2020	Q1 2021
Total current projects				$1,122,637

Future Opportunities:	Segment	Property Zoning Sq. Ft.
Penn Plaza - multiple opportunities - office/residential/retail	New York	TBD
Hotel Pennsylvania	New York	2,052,000
260 Eleventh Avenue - office(8)	New York	300,000

Undeveloped Land:
29, 31, 33 West 57th Street (50.0% interest)	New York	150,000
527 West Kinzie, Chicago	Other	330,000
Total undeveloped land		480,000
_______________________

(1)	Excludes land and acquisition costs of $515,426.

(2)	Excludes $115,230 for our share of the upfront contribution of $230,000. The building and land are subject to a lease which expires in 2116.

(3)	The building is subject to a ground lease which expires in 2098.

(4)	The building is subject to a ground lease which expires in 2115.

(5)	Excludes land and acquisition costs of $57,000.

(6)	Excludes land and building costs of $31,000.

(7)	Excludes land and acquisition costs of $22,703.

(8)	The building is subject to a ground lease which expires in 2114.

Conference Call and Audio Webcast

As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, May 1, 2018 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 46816083. A telephonic replay of the conference call will be available from 1:00 p.m. ET on May 1, 2018 through May 31, 2018. To access the replay, please dial 888-843-7419 and enter the passcode 46816083#. A live webcast of the conference call will be available on the Company’s website at www.vno.com and an online playback of the webcast will be available on the website for 90 days following the conference call.

Supplemental Financial Information

Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2017. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

	As of
(Amounts in thousands, except unit, share, and per share amounts)	March 31, 2018	December 31, 2017
ASSETS
Real estate, at cost:
Land	$3,170,158	$3,143,648
Buildings and improvements	9,946,225	9,898,605
Development costs and construction in progress	1,705,244	1,615,101
Leasehold improvements and equipment	104,710	98,941
Total	14,926,337	14,756,295
Less accumulated depreciation and amortization	(2,962,983)	(2,885,283)
Real estate, net	11,963,354	11,871,012
Cash and cash equivalents	1,327,384	1,817,655
Restricted cash	90,684	97,157
Marketable securities	149,766	182,752
Tenant and other receivables, net of allowance for doubtful accounts of $5,171 and $5,526	64,387	58,700
Investments in partially owned entities	1,033,228	1,056,829
Real estate fund investments	336,552	354,804
Receivable arising from the straight-lining of rents, net of allowance of $739 and $954	934,535	926,711
Deferred leasing costs, net of accumulated amortization of $194,078 and $191,827	405,209	403,492
Identified intangible assets, net of accumulated amortization of $157,062 and $150,837	152,834	159,260
Assets related to discontinued operations	275	1,357
Other assets	406,275	468,205
	$16,864,483	$17,397,934
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgages payable, net	$8,102,238	$8,137,139
Senior unsecured notes, net	843,125	843,614
Unsecured term loan, net	749,114	748,734
Unsecured revolving credit facilities	80,000	—
Accounts payable and accrued expenses	431,094	415,794
Deferred revenue	200,648	227,069
Deferred compensation plan	109,525	109,177
Liabilities related to discontinued operations	1,176	3,620
Preferred shares redeemed on January 4 and 11, 2018	—	455,514
Other liabilities	465,659	464,635
Total liabilities	10,982,579	11,405,296
Commitments and contingencies
Redeemable noncontrolling interests:
Class A units - 12,653,821 and 12,528,899 units outstanding	851,598	979,509
Series D cumulative redeemable preferred units - 177,101 units outstanding	5,428	5,428
Total redeemable noncontrolling interests	857,026	984,937
Vornado's shareholders' equity:
Preferred shares of beneficial interest: no par value per share; authorized 110,000,000 shares; issued and outstanding 36,799,573 shares	891,325	891,988
Common shares of beneficial interest: $0.04 par value per share; authorized 250,000,000 shares; issued and outstanding 190,169,168 and 189,983,858 shares	7,584	7,577
Additional capital	7,629,013	7,492,658
Earnings less than distributions	(4,198,088)	(4,183,253)
Accumulated other comprehensive income	30,258	128,682
Total Vornado shareholders' equity	4,360,092	4,337,652
Noncontrolling interests in consolidated subsidiaries	664,786	670,049
Total equity	5,024,878	5,007,701
	$16,864,483	$17,397,934

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2018	2017
Revenues	$536,437	$508,058

Income from continuing operations	$645	$58,529
(Loss) income from discontinued operations	(363)	15,318
Net income	282	73,847
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	8,274	(6,737)
Operating Partnership	1,124	(3,229)
Net income attributable to Vornado	9,680	63,881
Preferred share dividends	(13,035)	(16,129)
Preferred share issuance costs	(14,486)	—
Net (loss) income attributable to common shareholders	$(17,841)	$47,752

(Loss) income per common share - Basic:
(Loss) income from continuing operations, net	$(0.09)	$0.18
Income from discontinued operations, net	—	0.07
Net (loss) income per common share	$(0.09)	$0.25
Weighted average shares outstanding	190,081	189,210

(Loss) income per common share - Diluted:
(Loss) income from continuing operations, net	$(0.09)	$0.18
Income from discontinued operations, net	—	0.07
Net (loss) income per common share	$(0.09)	$0.25
Weighted average shares outstanding	190,081	190,372

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$102,479	$205,729
Per diluted share (non-GAAP)	$0.54	$1.08

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$173,842	$160,105
Per diluted share (non-GAAP)	$0.91	$0.84

Weighted average shares used in determining FFO per diluted share	191,057	190,412

####

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2018	2017
Net (loss) income attributable to common shareholders	$(17,841)	$47,752
Per diluted share	$(0.09)	$0.25

FFO adjustments:
Depreciation and amortization of real property	$100,410	$130,469
Net gains on sale of real estate	—	(2,267)
Proportionate share of adjustments to equity in net (loss) income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	28,106	39,074
Net gains on sale of real estate	(305)	(1,853)
Real estate impairment losses	4	3,051
	128,215	168,474
Noncontrolling interests' share of above adjustments	(7,911)	(10,517)
FFO adjustments, net	$120,304	$157,957

FFO attributable to common shareholders (non-GAAP)	$102,463	$205,709
Convertible preferred share dividends	16	20
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$102,479	$205,729
Per diluted share (non-GAAP)	$0.54	$1.08
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. A reconciliation of our net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions is provided above. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net income to NOI by segment for the three months ended March 31, 2018, March 31, 2017 and December 31, 2017.

	For the Three Months Ended
(Amounts in thousands)	March 31,		December 31, 2017
	2018	2017
Net income	$282	$73,847	$53,551

Deduct:
Loss (income) from partially owned entities	9,904	(1,358)	(9,622)
Loss (income) from real estate fund investments	8,807	(268)	(4,889)
Interest and other investment loss (income), net	24,384	(6,695)	(8,294)
Net gains on disposition of wholly owned and partially owned assets	—	(501)	—
Loss (income) from discontinued operations	363	(15,318)	(1,273)
NOI attributable to noncontrolling interests in consolidated subsidiaries	(17,312)	(16,338)	(16,533)

Add:
Depreciation and amortization expense	108,686	105,128	114,166
General and administrative expense	43,633	47,237	35,139
Transaction related costs and other	13,156	752	703
NOI from partially owned entities	67,513	66,097	69,175
Interest and debt expense	88,166	82,724	93,073
Income tax expense	1,454	1,851	38,661
NOI at share	349,036	337,158	363,857
Non cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	(17,948)	(20,481)	(21,579)
NOI at share - cash basis	$331,088	$316,677	$342,278

NOI represents total revenues less operating expenses. We consider NOI to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI should not be considered a substitute for net income. NOI may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI to same store NOI for our New York segment, theMART and 555 California Street for the three months ended March 31, 2018 compared to March 31, 2017.

(Amounts in thousands)	New York		theMART	555 California Street
NOI at share for the three months ended March 31, 2018	$288,596		$26,875	$13,511
Less NOI at share from:
Acquisitions	(350)		(85)	—
Dispositions	40		—	—
Development properties placed into and out of service	(412)		—	—
Lease termination income, net of straight-line and FAS 141 adjustments	(1,127)		—	—
Other non-operating income, net	(579)		—	—
Same store NOI at share for the three months ended March 31, 2018	$286,168		$26,790	$13,511

NOI at share for the three months ended March 31, 2017	$277,155		$25,889	$12,034
Less NOI at share from:
Acquisitions	—		31	—
Dispositions	(228)		—	—
Development properties placed into and out of service	16		—	—
Lease termination income, net of straight-line and FAS 141 adjustments	(638)		(20)	—
Other non-operating income, net	(1,084)		—	—
Same store NOI at share for the three months ended March 31, 2017	$275,221		$25,900	$12,034

Increase in same store NOI at share for the three months ended March 31, 2018 compared to March 31, 2017	$10,947		$890	$1,477

% increase in same store NOI at share	4.0%	(1)	3.4%	12.3%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share increased by 3.7%.

Same store NOI represents NOI from operations which are owned by us and in service in both the current and prior year reporting periods. Same store NOI - cash basis is NOI from operations before straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments which are owned by us and in service in both the current and prior year reporting periods.  We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers.  Same store NOI and same store NOI - cash basis should not be considered as an alternative to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI - cash basis to same store NOI - cash basis for our New York segment, theMART and 555 California Street for the three months ended March 31, 2018 compared to March 31, 2017.

(Amounts in thousands)	New York		theMART	555 California Street
NOI at share - cash basis for the three months ended March 31, 2018	$271,273		$27,079	$12,826
Less NOI at share - cash basis from:
Acquisitions	(200)		(85)	—
Dispositions	40		—	—
Development properties placed into and out of service	(603)		—	—
Lease termination income	(1,061)		—	—
Other non-operating income, net	(579)		—	—
Same store NOI at share - cash basis for the three months ended March 31, 2018	$268,870		$26,994	$12,826

NOI at share - cash basis for the three months ended March 31, 2017	$258,783		$24,532	$11,325
Less NOI at share - cash basis from:
Acquisitions	—		31	—
Dispositions	(228)		—	—
Development properties placed into and out of service	106		—	—
Lease termination income	(3,030)		(31)	—
Other non-operating income, net	(1,029)		—	—
Same store NOI at share - cash basis for the three months ended March 31, 2017	$254,602		$24,532	$11,325

Increase in same store NOI at share - cash basis for the three months ended March 31, 2018 compared to March 31, 2017	$14,268		$2,462	$1,501

% increase in same store NOI at share - cash basis	5.6%	(1)	10.0%	13.3%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis increased by 5.3%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI to same store NOI for our New York segment, theMART and 555 California Street for the three months ended March 31, 2018 compared to December 31, 2017.

(Amounts in thousands)	New York		theMART		555 California Street
NOI at share for the three months ended March 31, 2018	$288,596		$26,875		$13,511
Less NOI at share from:
Acquisitions	(109)		(85)		—
Dispositions	40		—		—
Development properties placed into and out of service	(412)		—		—
Lease termination income, net of straight-line and FAS 141 adjustments	(1,127)		—		—
Other non-operating income, net	(579)		—		—
Same store NOI at share for the three months ended March 31, 2018	$286,409		$26,790		$13,511

NOI at share for the three months ended December 31, 2017	$304,228		$24,249		$12,003
Less NOI at share from:
Acquisitions	2		(46)		—
Dispositions	(8)		—		—
Development properties placed into and out of service	309		—		—
Lease termination income, net of straight-line and FAS 141 adjustments	(984)		—		—
Other non-operating income, net	(16)		—		—
Same store NOI at share for the three months ended December 31, 2017	$303,531		$24,203		$12,003

(Decrease) increase in same store NOI at share for the three months ended March 31, 2018 compared to December 31, 2017	$(17,122)		$2,587		$1,508

% (decrease) increase in same store NOI at share	(5.6)%	(1)	10.7%	(2)	12.6%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share decreased by 2.2%.

(2)	Excluding tradeshows seasonality, same store NOI at share decreased by 0.7%.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI - cash basis to same store NOI - cash basis for our New York segment, theMART and 555 California Street for the three months ended March 31, 2018 compared to December 31, 2017.

(Amounts in thousands)	New York		theMART		555 California Street
NOI at share - cash basis for the three months ended March 31, 2018	$271,273		$27,079		$12,826
Less NOI at share - cash basis from:
Acquisitions	(109)		(85)		—
Dispositions	40		—		—
Development properties placed into and out of service	(603)		—		—
Lease termination income	(1,061)		—		—
Other non-operating income, net	(579)		—		—
Same store NOI at share - cash basis for the three months ended March 31, 2018	$268,961		$26,994		$12,826

NOI at share - cash basis for the three months ended December 31, 2017	$282,787		$24,396		$11,916
Less NOI at share - cash basis from:
Acquisitions	2		(46)		—
Dispositions	(8)		—		—
Development properties placed into and out of service	253		—		—
Lease termination income	(1,393)		—		—
Other non-operating income, net	(16)		—		—
Same store NOI at share - cash basis for the three months ended December 31, 2017	$281,625		$24,350		$11,916

(Decrease) increase in same store NOI at share - cash basis for the three months ended March 31, 2018 compared to December 31, 2017	$(12,664)		$2,644		$910

% (decrease) increase in same store NOI at share - cash basis	(4.5)%	(1)	10.9%	(2)	7.6%
____________________

(1)	Excluding Hotel Pennsylvania, same store NOI at share - cash basis decreased by 0.8%.

(2)	Excluding tradeshows seasonality, same store NOI at share - cash basis decreased by 0.5%.